Exhibit 10.2

EXECUTION VERSION

FOURTH AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

This FOURTH AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT, dated as of October 14, 2016 (this “Fourth Amendment”), is made and entered into by and among: (i) LinnCo, LLC and Linn Energy, LLC, on behalf of itself and its direct and indirect subsidiaries other than Berry Petroleum Company, LLC (“Berry”) and Linn Acquisition Company, LLC (“LAC”) (together with its direct and indirect subsidiaries other than Berry and LAC, “LINN”); (ii) Berry and LAC (together with LINN, the “Company”); (iii) Wells Fargo Bank, N.A., as administrative agent (the “LINN Agent”) under that certain Sixth Amended and Restated Credit Agreement, dated as of April 24, 2013, as amended; and (iv) Wells Fargo Bank, N.A., as administrative agent (the “Berry Agent,” and together with the LINN Agent, the “Agents”) under that certain Second Amended and Restated Credit Agreement, dated as of November 15, 2010, as amended, and amends that certain Restructuring Support Agreement, dated as of May 10, 2016, by and among the Company and the Consenting Creditors parties thereto from time to time (as amended, restated, supplemented or otherwise modified from time to time, the “Restructuring Support Agreement”). Each of the Company and the Consenting Lenders shall be referred to individually as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Restructuring Support Agreement.

RECITALS

WHEREAS, Section 10 of the Restructuring Support Agreement permits modifications and amendments of the Restructuring Support Agreement by written agreement executed by the Company and the Required Consenting Creditors;

WHEREAS, the Company and the Consenting Creditors have previously amended the Restructuring Support Agreement pursuant to that certain First Amendment to Restructuring Support Agreement, dated as of September 8, 2016, by and among the Company and the Consenting Lenders party thereto (the “First Amendment”);

WHEREAS, the Company and the Consenting Creditors have previously amended the Restructuring Support Agreement pursuant to that certain Second Amendment to Restructuring Support Agreement, dated as of September 23, 2016, by and among the Company and the Consenting Lenders party thereto (the “Second Amendment”);

WHEREAS, the Company and the Consenting Creditors have previously amended the Restructuring Support Agreement pursuant to that certain Third Amendment to Restructuring Support Agreement, dated as of October 7, 2016, by and among the Company and the Consenting Lenders party thereto (the “Third Amendment”);

WHEREAS, the Restructuring Support Agreement, as amended by the Third Amendment, permits the extension of those certain deadlines set forth in Section 5.03(a) of the Restructuring Support Agreement by a written agreement between the Company and the Agents;

WHEREAS, pursuant to Section 5.03(a) and Section 10 of the Restructuring Support Agreement, the Company and the Agents desire to amend the Restructuring Support Agreement as set forth in this Fourth Amendment.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.    Amendment to the Restructuring Agreement

The initial introduction to Section 5.03 and clause (a) of Section 5.03 of the Restructuring Support Agreement is hereby amended and restated in its entirety to read as follows:

“5.03 Commitments of the Company. Except as set forth in Section 8 hereof, subject to compliance in all material respects by the other Parties with the terms of this Agreement, and without limiting the mutual commitments set forth in Section 5.01 hereof in any respect, the Company hereby covenants and agrees to:

(a) file the Plan (or Plans, if separate), the Plan Solicitation Materials for the Plan (or Plans, if separate), and the motion or motions to approve the Disclosure Statement (or Disclosure Statements, if separate) on or before 163 days following the Petition Date.”

Section 2.    Ratification

Except as specifically provided for in this Fourth Amendment, the Third Amendment, the Second Amendment, or the First Amendment, no waivers, releases, changes, amendments, or other modifications have been made on or prior to the date hereof or are being made to the terms of the Restructuring Support Agreement or the rights and obligations of the parties thereunder, all of which such terms are hereby ratified and confirmed and remain in full force and effect.

Section 3.    Effectiveness

This Fourth Amendment shall become effective and binding on the Parties on the date counterpart signatures to this Fourth Amendment shall have been executed by (a) the Company, and (b) the Agents.

Section 4.    Headings

Titles and headings in this Fourth Amendment are inserted for convenience of reference only and are not intended to affect the interpretation or construction of the Fourth Amendment.

Section 5.    Execution of Agreement

This Fourth Amendment may be executed in counterparts, and by the different Parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original. Delivery of an executed counterpart by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart.

Section 6.    Governing Law; Jurisdiction; Selection of Forum; Waiver of Trial By Jury

THIS FOURTH AMENDMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Fourth Amendment in the Bankruptcy Court, and solely in connection with claims arising under this Fourth Amendment (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court, (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court, and (c) waives any objection that the Bankruptcy Court are an inconvenient forum or do not have jurisdiction over any Party hereto. Each Party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Fourth Amendment or the transactions contemplated hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed and delivered by their respective duly authorized officers or other agents, solely in their respective capacity as officers or other agents of the undersigned and not in any other capacity, as of the date first set forth above.

LINNCO, LLC

By:	/s/ David B. Rottino

Name: David B. Rottino
Title: Executive Vice President, Chief Financial Officer

LINN ENERGY, LLC, on behalf of itself and its subsidiaries other than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC

By:	/s/ David B. Rottino

Name: David B. Rottino
Title: Executive Vice President, Chief Financial Officer, and Manager (as applicable)

LINN ACQUISITION COMPANY, LLC

By:	/s/ David B. Rottino

Name: David B. Rottino
Title: Executive Vice President, Chief Financial Officer, and Authorized Representative

BERRY PETROLEUM COMPANY, LLC

By:	/s/ David B. Rottino

Name: David B. Rottino
Title: Executive Vice President, Chief Financial Officer

[Signature Page to Fourth Amendment to Restructuring Support Agreement]

[Creditor signature pages redacted.]